FOR IMMEDIATE RELEASE

SILVER STAR PROPERTIES REIT ADVANCES STRATEGIC PIVOT WITH SELF-STORAGE GROWTH AND BROAD OPERATIONAL TURNAROUND AND EXPANSION

Houston, TX – May 23, 2025 – Silver Star Properties REIT, Inc. (“Silver Star” or the “Company”) today announced continued progress in its transformation into a premier self-storage investment platform. The Company’s proactive pivot, led by Director of Asset Management David Strickland, is delivering measurable results across operations, finance, and portfolio management.

“As Silver Star advances with the momentum we have gained by shedding nonperforming assets and internalizing management, taking an opportunity with a disciplined approach for valuating our remaining Legacy assets and the capital improvements they require for an ultimate decision to retain or sell,” stated Gerald W. Haddock, Chairman and CEO of Silver Star Properties REIT.

“David Strickland, Director of Asset Management, leveraged his long-standing vendor relationships, and secured timely and cost-effective commitments for critical repairs—many of which are already underway. He has also led the termination of underperforming third-party contracts and brought operations in-house, implementing a data-driven, community-focused strategy.

Strategic Milestones and Property Highlights
McKinney, TX: NOI increased from $21,035 in Q1 2025 to $30,571 in Q2 2025, with occupancy rising from 64% to 77%.
Houston, TX: Two additional locations transitioned from third-party management on May 9, 2025. Silver Star has implemented its marketing strategy to replicate prior success.
Delray, FL: Silver Star is currently negotiating with the lender to assume full operational control, leveraging its proven track record in performance and management. It now has achieved a 92.5 % occupancy in square footage.

Legacy Asset Challenges and Resolution Strategy

Among the most significant challenges identified during Silver Star’s operational transition were unresolved tenant grievances stemming from prolonged neglect under the prior leadership of Al Hartman. These concerns—ranging from HVAC failures to unmet capital improvements promises—had eroded tenant confidence and contributed to straining lender relations. David Strickland, Director of Asset Management, took direct action to engage with tenants, personally addressing long-standing complaints and restoring critical service levels. His proactive involvement was the beginning of establishing tenant trust.

These issues were exacerbated by a legacy strategy that diverted essential maintenance reserves for unrelated purposes during the Hartman era. As a result, some lenders exercised their rights to draw on company-held reserves—resources that should have been available to fund necessary improvements—thereby placing additional financial pressure on the Company. These structural and financial failures validated the urgency of Silver Star’s strategic pivot to self-storage. Under Strickland’s leadership, the Company has stabilized key operations, executed targeted abatements, and reinforced service integrity—positioning the self-storage platform as a disciplined, performance-driven solution focused on long-term value creation for shareholders.

In addressing the question regarding the condition of Silver Star’s Legacy assets during 2022, Mr. Strickland, replied, “The general attitude amongst the tenants was one of a very vocal anger.  That caused me to have to do significant cleanup.  Personally, I satisfied many complaints, but not all could be satisfied, and thereby, our
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lender began to complain, which resulted in further damage to our Company by our lenders taking our reserves that should have been available for additional tenant improvements.  All of these problems stem, and can be traced (from my person knowledge) to a failure by Mr. Hartman to divert necessary maintenance funds to other purposes.” (Exhibit A)

$50 Million Preferred Equity Raise to Fuel Expansion Subject to Certain Conditions
To support continued growth, Silver Star is partnering with Emerson Equity, LLC to lead a $50 million preferred equity offering under Rule 506(c) of Regulation D. Proceeds will be used to acquire self-storage assets and drive the Company toward a scalable, public-ready platform.

Key terms of the offering:
Offering will be available to accredited investors only
Defined preferred returns and full return of capital prior to sponsor participation
Optional 721 roll-up into Silver Star OP units for long-term alignment and tax efficiency

Southern Star Announces Distribution for Two DST Programs
Southern Star Self Storage announced today a one-time distribution of .25%, reflecting an annualized distribution of 3.00%, for the Southern Star Self Storage Airport DST (“Airports DST”) and Southern Star Self Storage IV Rockport (“Rockport DST”) programs. This marks the second 2025 distribution for the Airports DST and the first 2025 distribution for Rockport DST. The distributions highlights our dedication to creating value for our investors as we advance turnaround efforts.

Commitment to Shareholders
"Our transition to self-storage is both a response to legacy challenges and a proactive step toward long-term shareholder value," said Gerald W. Haddock, Chairman and CEO. "David Strickland’s leadership has been instrumental in realigning our operations and proving the strength of our new strategy."
"Silver Star is now positioned as a more agile, disciplined, and focused company with a clear mission: to deliver resilient cash flow and sustainable returns for our shareholders."

Departure of Principal Accounting Officer
On May 19, 2025 Alex Board provided the Company with notice of his intent to resign from his position of Deputy Chief Financial Officer and Principal Accounting Officer, effective June 6, 2025. Mr. Board’s resignation is not a result of any disagreement with the Company or its board of directors or any matter relating to the Company’s operations, policies or practices. Eric Tam, Accounting Manager, who joined the Company in April 2022, will assume the position of Controller.
About Silver Star Properties REIT, Inc.
Silver Star Properties REIT, Inc. is a publicly registered, non-traded real estate investment trust headquartered in Houston, Texas. The Company (formerly Hartman Short Term Income Properties XX, Inc.) is repositioning its portfolio from legacy office, retail, and industrial assets into high-growth self-storage and single-tenant real estate. Silver Star’s mission is to generate long-term value for shareholders through focused, efficient investment and management practices.

Forward-Looking Statements
This press release may contain forward-looking statements regarding strategic plans, projected savings, and expected outcomes. Actual results may differ due to various risks, including market changes, execution risks, and other factors disclosed in the Company’s SEC filings. Silver Star undertakes no obligation to update forward-looking statements.

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Media Contact:
press@silverstarREIT.com

Investor Relations Contact:
Investor Relations Coordinator
investorrelations@silverstarREIT.com

IMPORTANT ADDITIONAL INFORMATION WILL BE FILED WITH THE SEC
The Company has filed a Preliminary Proxy Statement with the SEC on May 19, 2025 in connection with the court ordered 2025 Annual Meeting and intends to solicit votes for the Pivot Strategy adopted by the Executive Committee and such other matters as the Executive Committee, at the discretion of its Chairman, determines to consider. The definitive Proxy Statement will contain important information about Silver Star, the court ordered annual meeting and the opportunity to vote whether to execute and pivot the Company into the self-storage real estate class. Shareholders are urged to read the definitive Proxy Statement carefully when it is available.
Upon completion and filing of our definitive proxy statement, Shareholders will be able to obtain free copies of the Proxy Statement and other documents filed with the SEC by Silver Star on the SEC’s website (www.sec.gov). In addition, shareholders will be able to obtain free copies of the Proxy Statement from Silver Star by following the instructions provided in the Proxy Statement.
Participants in the Solicitation
Silver Star and its directors and executive officers may be deemed to be participants in the solicitation of proxies with respect to the 2025 Annual Meeting. Information regarding Silver Star’s directors and executive officers is contained in the definitive proxy statement to be filed with the SEC. As of May 19, 2025, the Silver Star Executive Committee, current directors, other than Allen Hartman, and executive officers beneficially owned approximately 1,172,436 shares, or 1.74%, of Silver Star common stock. Allen Hartman beneficially owned approximately 5,006,412 shares, or 7.43%, of Silver Star common stock. Additional information regarding the interests of such participants will be included in the definitive proxy statement that will be filed with the SEC and available free of charge as indicated above.
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Exhibit A

The following describes what had to be addressed at each property.

Houston
400 North Belt: Unaddressed plumbing, elevator issues, and landscaping neglect
Atrium I & II: Foundation deficiencies and landscaping concerns
Gulf Plaza: Outdated lobby, leaking windows/balconies due to failed seals, and landscaping issues
616: Required window sealing, elevator repairs, fire panel upgrades, and landscaping
Cornerstone: Elevator modifications, HVAC deficiencies, and landscaping
Westheimer: Window seals, elevator and fire system repairs, house pumps, and landscaping
Timbercreek: Elevator repairs, common area upgrades, HVAC replacement, and landscaping
Regency: Full HVAC replacement, elevator upgrades, and landscaping
The Tower: HVAC, roofing, fire panel, foundation, plumbing, house pumps, and landscaping
Timmons: Elevator, foundation, plumbing, fire panel, and HVAC issues
The Preserve: Roofing, waterproof doors, widespread foundation issues, plumbing, elevator, and tree/landscape work
Sawyer: Roof, window seals, HVAC upgrade, and landscaping
11811: Window sealing, elevator and cooling tower repairs, fire line replacement, hazardous garage, and parking lot repair

Dallas
Gateway: HVAC, window seals, elevator upgrades, and fire panel
CPP: Foundation, plumbing, HVAC, and landscaping
Westway: HVAC above major tenant, foundation, elevator, and landscaping repairs
Hillcrest: Widespread HVAC, foundation, plumbing, and landscaping issues
NCP: HVAC and elevator repairs
Skymark: HVAC unit replacement and window sealing
Three Forest: Garage stairs, HVAC, cooling tower, fire panel, house pumps, trash service, camera system, and landscaping
BTG: Pool pumps, elevator cooling tower, and window sealing
Parkway I & II: Elevator, common area flooring, and significant plumbing repairs

San Antonio
OTC: Fire panel, roof, elevators, window sealing, and failing HVAC
Energy Plaza: HVAC and roofing
Walzum: HVAC, electrical, plumbing, and landscaping

Retail Centers
All retail centers required new roof systems and upgraded or replaced HVAC in vacant units.

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